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EXHIBIT 10.8.5

NON-DISCLOSURE, NON-SOLICITATION, NON-COMPETITION
AND INVENTION ASSIGNMENT AGREEMENT

        This Non-Disclosure, Non-Solicitation, Non-Competition and Invention Assignment Agreement is made by and between UTI Corporation, a Maryland corporation (hereinafter referred to collectively with any of its subsidiaries as the "Company"), and George R. Trutza (the "Employee").

        IN CONSIDERATION of the employment and continued employment of the Employee by the Company, the Employee and the Company agree as follows:

        1.    Condition of Employment.

        The Employee acknowledges that his employment with the Company is contingent upon his agreement to sign and adhere to the provisions of this Non-Disclosure, Non-Solicitation, Non-Competition and Invention Assignment Agreement (the "Agreement").

        2.    Proprietary and Confidential Information.

        (a)   The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships, financial affairs or technical information (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include any confidential information provided by third parties, including confidential customer information, discoveries, inventions, products, product improvements, product enhancements, processes, methods, manufacturing and engineering techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

        (b)   The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

        (c)   The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

        3.    Invention Assignment.

        (a)   The Employee agrees to fully and promptly disclose to the Company any inventions, improvements, processes, procedures, techniques, documentation, specifications, research, designs, files,

methods, ideas, whether patentable or not (collectively referred to as "Inventions"), which are created, made, conceived or reduced to practice by the Employee or under the Employee's direction, whether or not during normal working hours or on the premises of the Company. The Employee has attached hereto as Schedule A, a list of Inventions as of the date of this Agreement which belong to the Employee and which the Employee shall not assign to the Company (the "Prior Inventions"), or, if no such list is attached, the Employee represents that there are no such Prior Inventions.

        (b)   Any and all Inventions which the Employee may make, conceive, discover or develop during the term of his employment with the Company shall be deemed works made for hire under the applicable copyright laws, and it is intended that all such Inventions shall be the sole and exclusive property of the Company. The Employee agrees to assign and hereby does assign to the Company all his rights and interests in all Inventions, patents, copyrights, trademarks, and rights to royalties with respect to such Inventions, patents, copyrights, and trademarks, including all proprietary rights, publication rights, display rights, attribution rights, integrity rights, approval rights, publicity rights, privacy rights, or moral rights associated therewith. The Employee understands that this paragraph (b) shall not apply to Inventions which are made and conceived by the Employee (i) not during normal working hours, (ii) not on the Company's premises, (iii) not using the Company's tools, devices, equipment, or Proprietary Information (as defined in Paragraph l), and (iv) not otherwise related to the business of the Company. The Employee further understands that this paragraph (b) shall not apply to Prior Inventions listed on Schedule A.

        (c)   The Employee agrees to cooperate fully with the Company, both during and after his employment, to write and prepare all specifications and procedures regarding such Inventions and otherwise aid and assist the Company to procure, maintain, or enforce copyrights, patents or other intellectual property rights relating to Inventions. The Employee agrees to sign all papers, including without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company deems necessary or desirable in order to protect its rights and interests in Inventions. The Employee understands that he shall not receive any special or additional compensation for performing his obligations under this paragraph (c). If the Employee is called upon to render such assistance after he leaves the Company, however, the Employee will be entitled to reimbursement of any reasonable expenses incurred at the request of the Company.

        4.    Other Agreements.

        The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any non-disclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

        5.    Non-Competition and Non-Solicitation.

        While employed by the Company, the Employee shall devote all of his business time, attention, skill and effort to the faithful performance of his duties for the Company. For a period of one (1) year after the termination or cessation of Employee's employment for any reason, the Employee will not, in the geographical areas that the Company or any of its subsidiaries does business or has done business at the time of Employee's departure, directly or indirectly:

        (a)   Engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except, during employment, as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company's business, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed or sold, or planned to be developed, manufactured, marketed or sold, by the Company or any of its subsidiaries while the Employee was employed by the Company however, following employment, Employee may engage in business with medical device customers of the Company, such as Johnson & Johnson, Tyco Health Care and C. R. Bard who do not compete with the Company; or

        (b)   Either alone or in association with others (i) induce or attempt to induce, any employee or independent contractor of the Company to leave employment or other engagement with the Company, or (ii) hire, solicit or recruit or attempt to hire, solicit or recruit for employment engagement as an independent contractor, or any person who was employed by the Company at any time during the term of the Employee's employment with the Company. This restriction shall not apply to hire of any individual who has not been employed by the Company for a period of six (6) months or more; or

        (c)   Either alone or in association with others, solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers, business partners, investors or accounts of the Company which were contacted, solicited or served by the Company at any time during the term of the Employee's employment with the Company and regarding which the Employee had either: (i) substantive contact; or (ii) access to confidential information.

        6.    Not An Employment Contract.

        The Employee acknowledges that this Agreement does not constitute a contract of employment, either express or implied, and does not imply that the Company will continue the Employee's employment for any period of time. This Agreement shall in no way alter the Company's policy of employment at will, under which both the Employee and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. This at-will employment relationship may only be altered in a writing signed by the President of the Company.

        7.    Return of Company Property.

        The Employee agrees to return immediately upon the cessation of his employment with the Company or earlier if requested by the Company, all Company property including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, and Company vehicle, which is in his possession or control. The Employee acknowledges he has no ownership rights over such property. The Employee further agrees to leave intact all electronic Company documents, including those, which he developed or help develop during his employment.

        8.    General Provisions.

        (a)    Entire Agreement.    This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

        (b)    Interpretation.    If the Employee violates the provisions of Section 5 of this Agreement, the Employee shall continue to be bound by the restrictions set forth in Section 5 until a period of one

(1) year has expired without any violation of such provisions. If any restriction set forth in Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        (c)    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision of this Agreement.

        (d)    Waiver.    No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

        (e)    Employee Acknowledgment and Equitable Remedies.    The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and considers the restrictions to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and that therefore, in the event of any breach of this Agreement, the Employee agrees that the Company, in addition to any and all such other remedies that may be available, shall be entitled to specific performance and other injunctive relief without posting a bond.

        (f)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or which may succeed to its assets or business, provided however that the obligations of the Employee are personal and shall not be assigned by the Employee.

        (g)    Subsidiaries and Affiliates.    The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

        (h)    Governing Law, Forum and Jurisdiction.    This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the conflicts of law provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Pennsylvania (or, if appropriate, a federal court located within Pennsylvania), and the Company and the Employee each consents to the jurisdiction of such a court.

        (i)    Captions.    The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

        THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

		UTI CORPORATION

Date:	June 20, 2004	By:	/s/ RON SPARKS Ron Sparks Chief Executive Officer

		EMPLOYEE

Date:	7.19.04	/s/ GEORGE R. TRUTZA George R. Trutza (Signature)

SCHEDULE A

        List of Prior Inventions:

          Patent # 5891164

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  EXHIBIT 10.8.5
NON-DISCLOSURE, NON-SOLICITATION, NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENT
SCHEDULE A